Exhibit 99.1


                      SUMMARY OF INDEPENDENT INVESTIGATIONS

                                     by the

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                       of

                                  ULTICOM, INC.
                                  -------------
                                                                March 28, 2008


The Audit Committee of the Board of Directors (the "Audit Committee") of Ulticom, Inc. (the "Company") has completed its independent investigations into historical option practices and other unrelated historical accounting practices, and has prepared a report (the "Report") which has been presented to the Company's Board of Directors (the "Board"). The following is a summary of the conclusions and remedial actions set forth in the Report.

INTRODUCTION
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The Company was founded in 1974 as a privately-held company. On August 30, 1995, the Company was acquired by Comverse Technology, Inc. ("Comverse"), a publicly traded company formerly listed on The Nasdaq Global Select Market. In April
2000, the Company completed its initial public offering, followed by a secondary offering in October 2000. Since the initial and follow-on offerings, Comverse has held between 68% and 70% of the Company's outstanding common stock.

On February 1, 1998, the Company entered into a Services Agreement with Comverse pursuant to which Comverse agreed to provide consulting on financial planning and reporting, routine legal services, administration of employee benefit plans, directors' and officers' insurance, umbrella insurance and consulting on public relations to the Company in exchange for a quarterly fee.

Certain individuals, who were former executive officers of Comverse, exercised a high degree of control over the legal and financial reporting functions of the Company. From the date of the Comverse acquisition until his termination on May 1, 2006, Jacob "Kobi" Alexander ("Alexander"), Comverse's former chairman and Chief Executive Officer, was the Chairman of the Board of the Company. From at least 2000 through his termination on May 1, 2006, David Kreinberg ("Kreinberg"), Comverse's former Executive Vice President and Chief Financial Officer, was a member of the Company's Board and served as the Company's Chief Financial Officer from December 1999 through early September 2001, when the Company's current Chief Financial Officer, Mark Kissman ("Kissman") joined the Company and assumed that position. From at least 2000 through May 2004, William Sorin ("Sorin"), formerly Comverse's General Counsel and then Senior Counsel,


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was also a member of the Company's Board of Directors, and served as the
Company's de facto legal counsel and Secretary until June 2004.(1)

INVESTIGATION INTO HISTORICAL STOCK OPTION PRACTICES
----------------------------------------------------

On March 13, 2006, the Audit Committee was informed by the Company's Chief Executive Officer, Shawn Osborne ("Osborne"), that the Company's majority shareholder, Comverse, had determined, on a preliminary basis, that the stated grant dates for certain Comverse stock option grants preceded the dates on which the grants were actually approved by Comverse's Compensation Committee and that a similar issue might exist with respect to the option grants made by the Company following its initial public offering in April 2000. That same day, the Audit Committee met and resolved to conduct a review of the facts relating to the stock option grants from the time of the Company's initial public offering ("IPO") to the present and any related matters; and to analyze the impact that any such facts may have on the Company's historical financial statements.

The Committee retained the law firm of Dickstein Shapiro LLP ("Dickstein") to conduct an internal investigation with respect to its option grant practices and Dickstein retained the forensic accounting firm of AlixPartners, LLP ("AlixPartners") to assist it with, inter alia, quantitative and accounting analyses and retrieval and restoration of electronic communications. In the course of the investigation, approximately 70,000 documents and data files were reviewed and analyzed and 25 interviews of current and former Comverse and Ulticom personnel and Stock Option Committee members were conducted. Management cooperated fully in the investigation.

The scope of the investigation encompassed the Company's practices relating to option grants from 2000 (the year of the Company's initial public offering) through 2005 and entailed the examination of 22 separate grants of more than 5,806,248 options to approximately 433 individuals. The Audit Committee found that pursuant to Kreinberg's direction and with the knowledge and participation of Sorin, historical grant dates were selected with respect to eight grants of options to the Company's management and employees between July 2000 and April 2004; however, the selection of historical dates resulted in significantly advantageous exercise prices with respect to only the first three of the grants in issue - the last of which was in March 2001.(2)


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(1) Kreinberg and Sorin were criminally charged and have pleaded guilty to engaging in the practice of backdating with respect to Comverse's option grants from 1991 through 2002. Alexander has been criminally charged and is now the subject of extradition proceedings in Namibia.

(2) With respect to a fourth grant during July 2002, the difference between the stated and actual exercise price was only $0.10 per share. While the selection of historical dates for the Company's option grants was directed by two of the same individuals who engaged in backdating at Comverse, the option grant practices at the Company differed substantially from those at Comverse in that the selection of historical dates involved, at most, a review of the previous week's trading prices and none of the other improper option grant practices that allegedly occurred at Comverse - such as the use of a secret options reserve


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In addition to the above findings, the Audit Committee found that:

     o Kreinberg directed human resources and finance personnel at the Company to select option grant dates by looking back at the closing price of the Company's stock for the past five days or so and selecting the date on which the price was the lowest;

     o Under the direction of Sorin, and based on templates initially prepared by Sorin, Unanimous Written Consents ("UWCs"), which reflected the dates so selected as "as of" grant dates, were prepared by human resources and finance personnel at the Company and circulated to the Stock Option Committee members to obtain their approval of the option grants;

     o The personnel directed by Kreinberg and Sorin were not aware that the look-back procedure might be improper or of the impact it might have on the Company's accounting;

     o Neither Osborne nor Kissman were involved in selecting historical dates for any of the Company's option grants and there is no indication that they were aware of any irregularity in the Company's option grant process prior to the commencement of the investigation;

     o The members of the Company's Stock Option Committee had no knowledge that the "as of" dates on the UWC's approving the option grants had been selected through the look-back procedure, nor were they aware of any impropriety with respect to the use of "as of" dates as the option grant dates; and

     o The selection of historical grant dates for the Company's option grants ended in mid-2004 as a result of an administrative change in the process for obtaining UWCs, which resulted in option grants becoming effective upon receipt of fully executed UWCs, with a corresponding grant date. The mid-2004 change was implemented as a procedural enhancement. While, with hindsight, it eliminated the problematic look-back procedure that had been used prior to that time, there was no awareness at the time the change was implemented, on the part of the Stock Option Committee or the Company's management, that there was any impropriety with the previous procedure or any accounting impact resulting from the use of that procedure.

In August 2006, the U.S. Securities and Exchange Commission (the "SEC") filed a civil complaint against Alexander, Kreinberg and Sorin alleging that they engaged in fraudulent practices with respect to the option grant processes of Comverse and the Company. The above findings are consistent with the allegations in the SEC's complaint regarding Kreinberg's and Sorin's involvement with the option grant process at the Company.

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fund, the "recycling" of options, or the issuance of options to non-existent employees - occurred at the Company.


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The Board of Directors has unanimously approved the following remedial measures recommended by the Audit Committee with respect to stock option grants:

     o Every new stock option grant (other than grants to directors, which are automatically granted at set times under the Company's option plans) will be approved at a meeting of the Stock Option Committee and not by means of UWC;

     o The stock option grant process will be administered by the Company's General Counsel; and

     o On an annual basis, the Company will conduct an internal audit of its stock option grant process with an emphasis upon compliance with the terms of the relevant stock option plan(s) and adequate documentation of the approval of each grant.

INVESTIGATION INTO ACCOUNTING PRACTICES
---------------------------------------

The Audit Committee's accounting practices investigation was initiated as a result of proffers by Kreinberg to government prosecutors following his guilty plea that, from fiscal 1995 through fiscal 2002, various subsidiaries of Comverse, including the Company, had manipulated their accruals and reserves in order to enable Comverse to achieve consensus quarterly EPS figures.(3) To test Kreinberg's proffers relating to the Company, the Audit Committee adopted a comprehensive work plan that was implemented by Dickstein and AlixPartners and focused upon the two areas that had been identified by Kreinberg: adjustment of accruals and reserves and the shortening of depreciable lives on Ulticom's computers in fiscal 2001.(4) The Audit Committee authorized Dickstein and AlixPartners to expand their investigation into any other areas that appeared to be problematic. Ultimately, another kind of improper practice was discovered, namely the inappropriate deferral of certain inter-company revenues.

In the course of the accounting practices investigation, approximately 20,000 documents and data files were reviewed and analyzed and 19 interviews of current and former Ulticom personnel were conducted. Management cooperated fully in the investigation.

No evidence came to light, in the course of the Audit Committee's investigation, indicating that there was knowing participation by any Company officer or employee (other than Kreinberg himself) in a manipulation of the Company's accruals for the benefit of Comverse. In fact, for all but one of the fiscal years at issue, the Company's results did not have a material impact on Comverse's consolidated results. However, the Audit Committee found that two


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(3) The Committee was not afforded an opportunity to interview Kreinberg with respect to these allegations. At the request of the government prosecutors, counsel for the Committee was permitted to provide pre-approved questions to Kreinberg's counsel, who then conveyed Kreinberg's responses to counsel for the Committee.

(4) Kreinberg had alleged that during the fourth quarter of 2001, in order to assist Comverse in achieving its earnings manipulation objectives, Ulticom had shortened the depreciable lives of its computers in lieu of further increasing its accruals and reserves.

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improper accounting practices occurred at the Company, during fiscal 1996 (year ended December 31, 1996) through fiscal 2002 (year ended January 31, 2003), which had a material impact upon the Company's financial results: (a) the accrual of excessive/unsupported amounts for individual "trade accrual" accounts; and (b) the improper and unsupported deferral of revenues on certain transactions between the Company and CNS-Israel, another Comverse subsidiary. The improper deferrals of revenue did not affect pre-tax income beyond fiscal 2001 (year ended January 31, 2002) and the recording of excess accruals did not continue beyond fiscal 2002; however, the accounting impact of these practices continued through fiscal 2003 (year ended January 31, 2004).

The Audit Committee found that Kreinberg's proffers that the Company improperly shortened the depreciable lives of its computers was refuted by the fact that this accounting change, which was fully disclosed in the Company's financial statement, was found to be supported by the replacement history for the Company's computers.

The Audit Committee found that the accounting practices at issue (excess accruals, improper deferral of revenue) were implemented at the Company under the direction of Kreinberg, who was Chief Financial Officer of Comverse throughout the period in issue and Chief Financial Officer of the Company from December 1999 through early September 2001, for the purpose of achieving an upward trend of growth in the Company's revenue.(5) From fiscal 1996 (year ended December 31, 1996) through early September 2001, Kreinberg managed and controlled the financial reporting process at the Company. All quarterly reporting packages were reviewed and approved by Kreinberg, who directed Lisa Roberts ("Roberts"), the Company's highest ranking finance officer from late 1996 through late 1999 and second highest ranking finance officer during Kreinberg's tenure as Chief Financial Officer, to make any changes and resubmit the reporting packages to him. The improper accounting practices at issue resulted from Kreinberg's misuse of his control over the Company's financial reporting process and Roberts' implementation of his directives. The Audit Committee and the Company's independent registered public accounting firm had no knowledge of the practices at issue.

The Committee found that the Company's Chief Executive Officer, Osborne, reasonably relied upon Kreinberg's accounting expertise and control over the financial reporting process at the Company and hence, did not participate in and was not aware of either of the accounting practices at issue at the time these practices were occurring.

With respect to the excess/unsupported accruals described above, the Audit Committee found that:

     o During fiscal 1996 through August 2001, Roberts implemented Kreinberg's directives to increase various trade accrual accounts to excessive/unsupported levels.

     o Spreadsheets prepared by Roberts showing "excess" accruals were maintained throughout the above-mentioned period. In the course of the Committee's investigation it was determined that some of these

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(5) As part of the above-mentioned allegations, Kreinberg asserted that he was directed by Alexander to initiate and continue the improper practices at issue at the Company.

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          accruals were appropriately supported (despite being termed "excess")
          while others were excessive.

     o Shortly after Kissman's arrival at the Company in late 2001, Roberts informed him that there were excess/unsupported accruals on the Company's books and gave him a folder containing the above-mentioned spreadsheets. The spreadsheets had not been shown to the Company's independent registered public accounting firm; nor were they shown to that firm subsequent to being provided to Kissman. Realizing that some of the accruals were excessive and/or unsupported, Kissman implemented substantial downward revisions to certain accrual accounts during the fourth quarter of fiscal 2001, but did not entirely eliminate excess/unsupported accruals and reserves.

     o With respect to fiscal 2002, Kissman delegated the task of addressing any remaining excess/unsupported accruals and reserves to his immediate subordinate and did not effectively follow-up with respect to that issue. As a result, the Company continued to have significant excess/unsupported accruals on its books during fiscal 2002 (year ended January 31, 2003).

     o Kissman did not knowingly misrepresent any issue related to accruals to the Company's independent registered public accounting firm during the fiscal 2001 or 2002 audits or directed his subordinates to provide any false or inaccurate information to the independent registered public accounting firm.

With respect to improper deferral of revenue, the Audit Committee found that:

     o At the conclusion of fiscal 1998 (year ended January 31, 1999), Kreinberg directed Roberts to reverse $775,000 of the revenues recognized during the fourth quarter of fiscal 1998 with respect to an inter-company contract between the Company and CNS-Israel and she did so. Pursuant to Kreinberg's direction, Roberts also prepared a written analysis for presentation to the Company's independent registered public accounting firm during the fiscal 1998 audit supporting the improper deferral.

     o Kreinberg also directed Roberts to defer $412,000 in revenues on another inter-company contract with CNS-Israel during the fourth quarter of 1998, notwithstanding that the Company had already issued an invoice in that amount to CNS-Israel and that there was no legitimate justification for the deferral of revenue. Roberts also implemented this directive.

     o Beginning in October 1999 and continuing through April 2001, Kreinberg directed Roberts and her subordinate that the recognition of revenue on certain shipments from the Company to CNS-Israel was to be "pushed" into subsequent quarters. They implemented his directives. Kreinberg also issued specific directives to accounting personnel at both companies to ensure that their accounting records concerning the "pushed" shipments were consistent. The "pushing" of shipments was contrary to the Company's policy of recognizing revenue upon shipment of the product to the customer and was not appropriate from an accounting standpoint.

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The Board of Directors has unanimously approved the following remedial measures recommended by the Audit Committee with respect to the accounting practices investigation:

     o On a quarterly basis, the Company will perform an evaluation of its financial reporting and accounting processes with an emphasis upon the extent of its documentation of the support/rationale for various accrual accounts and its documentation of the justification for deferral of revenues from one quarter to the next. The results of the review will be reported to the Audit Committee and any internal control weaknesses that are identified as a result of the review will be addressed by the Company's management pursuant to the recommendations of the Committee;(6)

     o On a quarterly basis, prior to providing the certifications accompanying each periodic report filed with the SEC, the Company's CEO and CFO shall review the quarterly or annual report that is about to be filed and take appropriate steps to confirm that the relevant report fairly presents in all material respects the financial condition, results of operations and cash flows of the Company;

     o To increase the involvement of the CEO and General Counsel in the financial reporting process, in addition to the CFO, the Company's CEO and General Counsel will participate in at least one in-person or telephonic meeting with the Company's independent registered public accounting firm audit team at the inception and again at the conclusion of each annual audit for the purpose of discussing any issues or information of relevance to the Company's financial statements and financial reporting processes;

     o To increase the involvement of the CEO in the financial reporting process, on a quarterly basis, there will be an in-person meeting between a senior member of the Company's independent registered public accounting firm audit team and the Company's CEO, as well as a one-on-one meeting between such senior audit team member and the Chair of the Company's Audit Committee for the purpose of discussing any issues or information of relevance to the Company's financial statements and financial reporting processes. Such meetings can be combined or held seriatim;

     o The Company will commence a program geared toward reemphasizing the importance of training and ethical conduct in all aspects of its operations, which will include education and training to all personnel involved in the financial reporting process or accounting-related


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(6) Management is working with an experienced consulting firm to assist in the testing and evaluation of the Company's internal controls over financial reporting as of fiscal 2007 (year ended January 31, 2008) and for prior fiscal years, and in determining whether any control deficiencies existed during the relevant reporting periods that may constitute material weaknesses. The results of this review will be presented to the Audit Committee and will be addressed in a manner consistent with the proposed remedial measures.


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          functions, reviewing and distributing to all employees the Company's codes of business conduct and ethics, notifying all employees of the purpose and availability of its compliance hotline and related confidentiality protections and making employees aware that each independent director of the Board has direct access to the books, records, facilities and personnel of the Company for such matters as any director may reasonably consider appropriate to fulfilling his or her duties as a director;

     o The General Counsel will report directly to the Chief Executive Officer and following a reasonable transition period determined by the Chief Executive Officer subject to the oversight of the Audit Committee, the General Counsel should be accorded the status of an Executive Officer of the Company;

     o Kissman has appeared before the Audit Committee to discuss certain issues relating to his job performance during the period in issue, and will attend continuing education to address those issues at his own expense; and

     o Roberts has resigned from her position at the Company in connection with the Audit Committee's findings. No further action will be taken against her in view of the Committee's findings that she acted at the direction of Kreinberg, did not derive any financial gain from the practices at issue, and forwarded the "excess" accruals spreadsheet to Kissman shortly after he joined the Company. Roberts cooperated extensively with, and was of particular assistance to, the Audit Committee in its investigation.











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